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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post Effective Amendment No. 5 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Currency L.P., Post Effective Amendment No. 7 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Global Balanced L.P., Post Effective Amendment No. 5 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Strategic L.P., Post Effective Amendment No. 5 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Select L.P., and Post Effective Amendment No. 5 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Technical L.P. of our report dated March 21, 2006, relating to the statements of financial condition, including the schedules of investments, as of December 31, 2005 and 2004, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2005 for Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Select L.P., and Morgan Stanley Spectrum Technical L.P., appearing in the preliminary supplement to the prospectus dated May 1, 2006, which is a part of each Post Effective Amendment referenced above.

        We also consent to the use of our report dated February 8, 2006 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 2005 and 2004, appearing in the preliminary supplement to the prospectus dated May 1, 2006, which is part of each Post Effective Amendment referenced above.

        We also consent to the reference to us under the heading "Experts" in the preliminary supplement to the prospectus dated May 1, 2006, appearing in each Post Effective Amendment referenced above.

New York, New York
December 12, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM